SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       April 27, 2005
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                           ENZON PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                    0-12957                   22-2372868
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(State or other jurisdiction    (Commission File        (IRS Identification No.)
      of incorporation)              Number)


             685 Route 202/206, Bridgewater, New Jersey       08807
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              (Address of principal executive offices)      (Zip Code)



Registrant's telephone number, including area code         (908) 541-8600
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(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement

Effective April 21, 2005, Kenneth J. Zuerblis, voluntarily resigned from his position as Enzon's executive vice president, finance and chief financial officer, for personal reasons. We announced this resignation on April 21, 2005. In connection with Mr. Zuerblis' resignation, we entered into a Separation Agreement with Mr. Zuerblis effective as of April 21, 2005.

Pursuant to the Separation Agreement, Mr. Zuerblis will receive a cash payment equal to his annual base salary, the pro rata amount of his annual target bonus (which is 50% of his base salary) for fiscal year 2005, and his annual target bonus for fiscal year 2006. In addition, the period of time he has to exercise certain of his options is extended to 18 months; the vesting of some of his options and restricted stock were accelerated; and he will be reimbursed for his medical insurance premiums for up to 36 months.


Item 1.02  Termination of a Material Definitive Agreement.

Pursuant to the separation agreement discussed in Item 1.01 above, a majority of the provisions of Mr. Zuerblis' employment agreement were terminated effective as of April 21, 2005. The information contained in Section 1.01 above is incorporated herein by reference.





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                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: April 27, 2005



                                               By: /s/ Craig A. Tooman
                                                   -----------------------------
                                                   Craig A. Tooman
                                                   Executive Vice President,
                                                   Strategic Planning
                                                   and Corporate Communications